SCHEDULE 14C




                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

X   Preliminary information statement
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__ Definitive information statement

__ Confidential for use of the Commission only
     (as permitted by Rule 14c-5(d)(2)

                              Helmstar Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

X  No fee required.
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__  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
--

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)      Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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                              HELMSTAR GROUP, INC.
                              2 World Trade Center
                                   Suite 2112
                               New York, NY 10048


                              INFORMATION STATEMENT



         The holders of more than 50% of the issued and outstanding shares of Common Stock, par value $.10 per share, ("Common Stock") of Helmstar Group, Inc., a Delaware corporation (the "Company") have consented to the adoption of resolutions authorizing an amendment to the Certificate of Incorporation of the Company to change the name of the Company to CareerEngine Network, Inc.

         Such consent constitutes the act of stockholders of the Company pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") and, therefore, on or after March 27, 2000, the Company intends to file a Certificate of Amendment to its Certificate of Incorporation to change its name to CareerEngine Network, Inc.

         Pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 and Section 228(d) of the Delaware Corporation Law, the Company is providing his Information Statement to its stockholders of record as of March 29, 2000.

                        WE ARE NOT ASKING YOU FOR A PROXY

                                       AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         The approximate date on which this information Statement will be mailed to stockholders is March 6, 2000.

Consents to the Amendment

         The Board of Directors of the Company adopted resolutions directing that there be submitted to the stockholders of the Company a proposal to amend its certificate of Incorporation to change the name of the Company to CareerEngine Network, Inc. (the "Amendment").

         As of February 29, 2000, the record date, the Company had _______________ shares of Common Stock outstanding. George W. Benoit, George W. Benoit, Jr., Kevin J. Benoit, Charles W. Currie, Nancy C. Benoit, Ann B. Mullen and Michael J. Mullen (collectively, the "Consenting Shareholders"), who hold in the aggregate _________ shares of Common Stock, which represents approximately ____% of the issued and outstanding shares of Common Stock of the Company have consented to the Amendment. Mr. George W. Benoit is the Chairman and Chief Executive Officer of the Company. Mr. Kevin J. Benoit is a Director of the
Company and an executive officer and Director of various subsidiaries of the Company. Mr. Currie is a Director of the Company. George W. Benoit is the father of Ms. Mullen, Nancy C. Benoit, George W. Benoit, Jr. and Kevin J. Benoit. Mr. Mullen is the husband of Ms. Mullen.

Reasons for the Amendment

         The Company's new name, "CareerEngine Network, Inc." dynamically expresses the Company's strategic movement into the e-recruiting industry on the Internet.

Principal Stockholders and Management

         The following table sets forth information, as of February 29, 2000, concerning the beneficial ownership of the Company's Common Stock by each Director of the Company and all Directors and executive officers of the Company as a group.

                                              Shares             Percent of
Directors and Executive Officers        Beneficially Owned   Outstanding Shares
--------------------------------        ------------------   ------------------

George W. Benoit
Kevin J. Benoit (1)
Charles W. Currie (2)
Joseph G. Anastasi                                                  (3)
David W. Dube                                                       (3)
James J. Murtha                                                     (3)
Anthony S. Conigliaro                                               (3)
Thomas J. Ferrara                                                   (3)

All Directors and executive officers
as a group (8 persons)

(1) Includes 21,000 shares of Common Stock held in the Kevin J. Benoit 1998 Family Trust, of which Kevin J. Benoit is the Trustee. Mr. Benoit disclaims any beneficial ownership of such shares.
(2) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie disclaims any beneficial ownership.
(3)  Less than 1 percent.

         The following table sets forth information, as of February 29, 2000, concerning the beneficial ownership of the Company's Common Stock by each stockholder owning more than 5% of the outstanding Common Stock other than Directors and executive officers of the Company.


                                    Shares                     Percent of
Name and Address               Beneficially Owned          Outstanding Shares
----------------               ------------------          ------------------

Barry W. Blank
P.O. Box 32056
Phoenix, AZ  85064